EXHIBIT 99.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of Consumers Financial Corporation (the "Company") for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, R. Fredric Zullinger, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, information and belief:

     (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the Company's net assets in liquidation and changes in net assets in liquidation.




Date  August  13,  2002                 By  /S/   R. Fredric  Zullinger
      -----------------                     ------------------------------------
                                            R.  Fredric  Zullinger
                                            Chief  Financial  Officer


Consumers  Financial  Corporation                                        Page 19
Form  10-Q                                                       June  30,  2002
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